Exhibit 107

Calculation of Filing Fee Table

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

(Form Type)

SHARONAI HOLDINGS, INC.

(Exact Name of Registrant As Specified in its Charter)

Table 1: Registration of Securities for Initial Public Offering of Units

Security Type	Securities Class Title	Fee Calculation Rule	Amount Registered		Proposed Maximum Offering Price Per Security	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Equity	Class A Ordinary Common Stock, par value $0.0001	Rule 457(a)	75,657,895	(2)(3)	$1.90	$143,750,000	$0.0001381	$19,851.88

Total Offering Amounts						$143,750,000		$19,851.88

Total Fees Previously Paid								N/A
Total Fee Due								$19,851.88

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Includes 9,868,422 shares of Class A Ordinary Common Stock Shares, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(3)	Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share capitalizations or similar transactions.